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                                                                   EXHIBIT 10.27


                            BW/IP INTERNATIONAL, INC.
                      SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                  AS AMENDED AND RESTATED AS OF JANUARY 1, 1997

                                  INTRODUCTION
                                PURPOSE AND SCOPE

Herein follows the BW/IP INTERNATIONAL, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN, AS AMENDED AND RESTATED AS OF JANUARY 1, 1997 ("Plan"). The Plan is sponsored by BW/IP INTERNATIONAL, INC. for certain of its selected executive and management employees. For purposes of this Plan, the term "Employer" shall mean BW/IP International, Inc. (the "Company") and the divisions, subsidiaries and affiliates of the Company which are participating in the Plan, including without limitation BW/IP, Inc. Divisions of an Employer shall participate in the Plan as determined from time to time by the Compensation, Benefits and Organization Committee of the Company. Subsidiaries and affiliates of an Employer shall participate in the Plan by taking appropriate corporate action with the Company's consent. The Plan is intended to provide supplemental retirement income for the eligible employees in excess of certain legal limitations applicable for qualified retirement plans, as set forth in greater detail below.




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                                    SECTION 1
                                   ELIGIBILITY

1.1 Each Employer, in its sole discretion and acting through its Board of Directors, shall determine, on a case by case basis, eligibility for participation in this Plan. In no event, however, may an individual be selected for participation herein unless he satisfies all of the following requirements:

     (a) He is, at the time of determination, a participant in the BW/IP International, Inc. Retirement Plan (the "Qualified Plan") and has five (5) years of Credited Service under the Qualified Plan; and

     (b) He is employed in a management capacity, or is highly compensated, or both.

1.2 Upon satisfying the requirements for participation in subsection 1.1 above, and being selected by his Employer, the employee shall become a "Participant" hereunder. All periods of service of a Participant taken into account under the Qualified Plan shall be treated as service for all purposes hereunder.



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                                    SECTION 2
                           RETIREMENT AGE AND BENEFITS

2.1 In General. The Plan is designed to provide the Participant with a Normal Retirement Pension commencing at age 65, or a Late Retirement Pension if the Participant separates from service after attaining age 65, which, when added to such Participant's benefits payable under the Qualified Plan, will generally, but subject to Section 2.2 below, equal the level of benefit that would be provided under the Qualified Plan without reduction for the limitations contained in Section 415 of the Internal Revenue Code of 1986, as amended (the "Code"), as applicable to retirement plans qualified under Section 401 of the Code. It is intended that a Participant's benefits hereunder shall be computed without regard to those benefits provided under any other employee benefit plan of any Employer (including the BW/IP International, Inc. Capital Accumulation
Plan), other than the Qualified Plan and such other plans of an Employer the benefits of which directly reduce (other than on account of any limitation contained in the Code), or are taken into account in computing, the Retirement Pension of the Participant under the Qualified Plan.

    As set forth in greater detail below, certain Participants may be eligible to receive benefits under this Plan prior to attaining age 65, which benefits may be reduced in certain circumstances.

2.2 Normal and Late Retirement Pension. A Normal Retirement Pension shall be payable to a Participant retiring at such Participant's Normal Retirement Date commencing on the following




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of the first day of the calendar month coincident with or next following such
Participant's actual retirement. The benefit commencement date for late retirement benefits shall be a date which is not more than thirty (30) days after the Participant separates from service. The Normal Retirement Pension shall be computed without regard to the limitations contained in Sections 5.05,
5.06 or 12 of the Qualified Plan, but with regard to the limitation contained in
Section 5.07 of the Qualified Plan, and shall be equal to the difference of:

     (a) the greater of:

          (i) one-twelfth of the sum of:

               (A) 1.15% of his Final Average Earnings, but not in excess of his Covered Compensation, multiplied by the number of Plan Years and fractions thereof, with completed months as twelfths, of his Credited Service.

               (B) 1.6% of his Final Average Earnings in excess of his Covered Compensation multiplied by the number of Plan Years and fractions thereof, with completed months as twelfths, of his Credited Service.

               (C) .50% of his Final Average Earnings, multiplied by the number of Plan Years and fractions thereof, with completed months as twelfths, of his Continuous Service in excess of 30 years but not in excess of 40 years.




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               Provided, however, as to any Participant who was a Non-Highly
               Compensated Employee prior to January 1, 1992 the amount of his monthly Normal Retirement Pension hereunder shall not be less than the amount of his monthly Normal Retirement Pension under the Qualified Plan which would have been accrued as of December 31, 1991, and as to any Participant who was a Highly Compensated Employee prior to January 1, 1992 the amount of his monthly Normal Retirement Pension hereunder shall not be less than the amount of his monthly Normal Retirement Pension under the Qualified Plan which was accrued as of December 31, 1988, each under the formula set forth in Section 5.01 of the Qualified Plan as it existed on December 31, 1991.

               (ii) The "Minimum Normal Retirement Pension" which shall mean:

                         (A) in the case of an individual who was a Participant
                    under the Prior Plan on December 31, 1984 and had reached age fifty-five (55) on or prior to December 31, 1984, the amount of the monthly Normal Retirement Pension to which he would be entitled at such Participant's Normal Retirement Date determined under the provisions of the Prior Plan as in effect prior to January 1, 1985, and based on such Participant's Continuous Service, Credited Service and Final Average Earnings at such Participant's Normal Retirement Date; or




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                         (B) in the case of an individual who was a Participant
                    under the Prior Plan on December 31, 1984 and had not reached age fifty-five (55) on or prior to December 31, 1984, the amount computed as of December 31, 1984, to be the monthly Normal Retirement Pension to which he would be entitled at such Participant's Normal Retirement Date determined under the provisions of the Prior Plan as in effect prior to January 1, 1985; less

          (b) the Normal Retirement Pension payable to such Participant under the Qualified Plan.

The Normal Retirement Pension hereunder of a Participant shall not be decreased by reason of any increase in the benefit levels or wage base under the provisions of Title II of the Social Security Act if such increase takes place after the earlier of the date as of which the Participant begins to receive payments under the Plan or the date the Participant separates from service.

The Normal Retirement Pension hereunder of a Participant who continues in the employ of an Employer after his Normal Retirement Date shall be the greater of
(1) the Actuarial Equivalent of the Normal Retirement Pension hereunder to which the Participant would have been entitled at his Normal Retirement Date, adjusted to reflect the value, if any, of the amounts of benefits accrued by him as of his Normal Retirement Date and not paid to him for any calendar month commencing on or after his Normal Retirement Date in which he fails to complete at least one




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Hour of Service per day for at least eight days during that calendar month, and
(2) the amount of a benefit computed as a Normal Retirement Benefit hereunder based upon the Participant's Continuous Service and Credited Service at his actual date of retirement from the Company and all Affiliated Companies. Notwithstanding any other provision hereof, the terms "Compensation" and "Earnings," as defined in the Qualified Plan, when used for any purpose hereunder, directly or derivatively, shall be applied without regard to any limit thereon provided for under Section 401(a)(17) of the Code.

2.3 Vested Deferred Retirement Pension. A Participant shall be entitled to a Vested Deferred Retirement Pension hereunder upon the same conditions and terms as provided in the Qualified Plan. The monthly Vested Deferred Retirement Pension hereunder shall be an amount equal to the difference of:

     (a) the amount determined under Section 2.2 hereof, without regard to the reduction for the Normal Retirement Pension under the Qualified Plan provided in subsection (b) thereof, as in effect on the date such Participant ceased to be an Eligible Employee and based on his Continuous Service and Credited Service on such date; less

     (b) the Participant's Vested Deferred Retirement Pension under the Qualified Plan.




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2.4 Early Retirement Pension. A Participant who has attained age fifty-five (55)
shall be entitled to retire early under this Plan and to receive an Early Retirement Pension. An Early Retirement Pension hereunder shall be payable at the time, in the manner and upon the same conditions as the Participant's Early Retirement Pension is payable and paid under the Qualified Plan. The monthly Early Retirement Pension hereunder will be an amount equal to the difference of:

     (a) the amount determined in accordance with the provisions of Section 2.2 hereof, without regard to the reduction for the Normal Retirement Pension under the Qualified Plan provided in subsection (b) thereof, based on such Participant's Continuous Service and Credited Service at such Participant's Early Retirement Date, multiplied by the percentages set forth in the Table contained in Exhibit A attached to the Qualified Plan in effect on the date of such Participant's Early Retirement; less

     (b)  the Participant's Early Retirement Pension under the Qualified Plan.

2.5 Disability Retirement Pension. A Participant shall be entitled to a Disability Retirement Pension hereunder upon the same conditions and terms as provided in the Qualified Plan.

     The monthly Disability Retirement Pension hereunder shall be an amount equal to the difference of:

     (a)  the sum of:




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               (i) The amount determined in accordance with Section 2.2 hereof, without regard to the reduction for the Normal Retirement Pension under the Qualified Plan provided in subsection (b) thereof, based on his Continuous Service and Credited Service prior to the earlier of his Termination Date or the first anniversary date of the date his Authorized Leave of Absence for medical reasons commenced; and

               (ii) If the Participant is not entitled to Social Security Benefits, an amount equal to $2.80 multiplied by his complete Plan Years of Continuous Service prior to the applicable date described in Subsection 3(a)(i); less

          (b) the Participant's Disability Retirement Benefit under the Qualified Plan and any amount payable due to any sickness, injury or disability benefits under any other Employer sponsored plan, except for any benefits provided by any long term disability income plan under which the benefits are reduced by the benefits payable under the Qualified Plan or this Plan.





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                                    SECTION 4
                            SURVIVING SPOUSE BENEFITS

     In the event a Participant who is married dies and the spouse of such Participant is entitled under the Qualified Plan to a Surviving Spouse's Benefit, Automatic Death Before Age 55 Surviving Spouse Benefit, Automatic Post-Termination Surviving Spouse Benefit, Automatic Joint and Contingent Annuitant Benefit or other form of benefit, such spouse shall receive a benefit hereunder in the same form, at the same time and upon the same terms as under the Qualified Plan with such benefit hereunder in an amount, subject to Section 5 hereof, equal to the difference of:

     (a) an amount computed as if such surviving spouse's benefit hereunder were payable under the Qualified Plan, but using the amount of such Participant's Retirement Pension determined hereunder, whether such pension is a Normal Retirement Pension, Early Retirement Pension, Disability Retirement Pension or Vested Deferred Retirement Pension; less

     (b)  the amount of any surviving spouse's benefit under the Qualified Plan.




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                                    SECTION 5
                            PAYMENT MODES AND PERIODS

     The form, manner and duration of any benefits paid to a Participant under this Plan shall be in the same form, manner and duration as such Participant's benefits are paid under the Qualified Plan, and any elections made under the Qualified Plan shall be binding as to any optional provisions hereunder, including any election of a Participant in favor of an Early Retirement Pension or Vested Deferred Retirement Pension, beneficiary designations and elections as to optional forms of benefit. Provided, that in the event that (a) the Participant shall receive any form of annuity benefit under the Qualified Plan payable over the life of the Participant and his beneficiary (including his spouse), (b) such beneficiary is five or more years younger than such Participant and (c) the amount payable to such beneficiary is not actuarially reduced under the Qualified Plan on account of such age difference, then the annuity benefit payable to such beneficiary hereunder shall be actuarially reduced so that such benefit payable hereunder shall be in an amount as if such reduction was contained in the Qualified Plan.

                                    SECTION 6
                                  OTHER MATTERS

6.1 The Company retains the right, through the duly taken action of the Compensation, Benefits and Organization Committee of its Board of Directors, or if the Board of Directors shall determine by the duly taken action of the Board of Directors, at any time to amend, change,




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modify or terminate this Plan and the terms thereof; provided however, that no amendment of this Plan shall have an adverse effect upon benefits hereunder that may not be reduced under the Internal Revenue code, ERISA or any other applicable provision of law and no amendment shall have the effect of reducing any benefits theretofore payable to or on behalf of the then Participants. In determining the benefits protected for any given Participant under the preceding sentence, only those benefits calculated as of the date of such amendment or termination which are based entirely on the years of service completed by the Participant, the Final Average Earnings of the Participant as if computed as of the date of such amendment or termination, and all other assumptions, limitations, rates of interest and all other factors necessary to determine the benefit of any given Participant which exist or are in effect as of the date of such amendment or termination shall be considered accrued and not subject to reduction or elimination. Subject to the preceding sentence, in the event that the Qualified Plan is amended, this Plan shall be deemed amended in all material respects so as to conform to such amendments to the Qualified Plan; provided, however, that no amendment to the formula for determining the amount or rate of accrual of the Normal Retirement Pension, Early Retirement Pension, Deferred Vested Retirement Pension or Disability Retirement Pension under the Qualified Plan shall be deemed to be an amendment to this Plan in the absence of an express amendment hereto.

6.2 This Plan confers unto no employee or Participant any right to employment whatsoever, and shall not be construed as an agreement for employment.




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6.3 This Plan is effective as of January 1, 1992.

6.4 Neither the Participant, his spouse, nor any other beneficiary under this Plan shall have any power to transfer, pledge, assign, hypothecate, or otherwise encumber in advance any of the benefits payable hereunder, nor shall said benefits be subject to seizure for the payment of any debts or judgements, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.

6.5 Nothing in this Plan shall affect any right which the Participant may otherwise have to participate in or under, any other retirement plan or agreement which any Employer may now or hereafter have.

6.6 This Plan shall be interpreted and enforced under the laws of the State of California. All matters of interpretation of the terms hereof and all determinations concerning the entitlement of any person to any benefit or other right hereunder are hereby reserved exclusively to the Company, to be exercised in its sole and absolute discretion, except as the same may from time to time be delegated by the Company to another person or group of persons in which instance such delegee or delegees shall have all discretionary authority of the Company with respect thereto. All such interpretations and determinations made shall be final and binding.




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6.7 Wherever any words are used herein in the masculine gender they shall be construed as through they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

6.8 Capitalized terms, except as defined specifically herein, shall have the meaning defined in the Qualified Plan, as the same may from time to time be amended.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed at Long Beach, California as of January 1, 1997.




                                      BW/IP INTERNATIONAL, INC.

                                      By /s/ D.G. Taylor
                                         -------------------------
                                      Its Vice President
                                         -------------------------




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